As filed with the Securities and Exchange Commission on June 24, 2002
                                            Registration Number 333-57133


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                       51-0283071
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification Number)
              375 Park Avenue                                     10152
            New York, New York                                  (Zip Code)
 (Address of Principal Executive Offices)

           ALLEGHANY ASSET MANAGEMENT SAVINGS AND PROFIT SHARING PLAN
                              (Full Title of Plan)

                              Robert M. Hart, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                              Alleghany Corporation
                                 375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
                     (Name and address of agent for service)
                     ---------------------------------------

                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-6570
                               ------------------

                     REMOVAL OF SECURITIES FROM REGISTRATION

                  Pursuant to Registration Statement No. 333-57133 (the "Registration Statement"), in June 1998 Alleghany Corporation ("Alleghany") registered 5,000 shares of its common stock, par value $1.00 per share ("Common Stock"), to be offered under the Alleghany Asset Management Savings and Profit Sharing Plan (the "Plan"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. As of the date of this Post-Effective Amendment No. 1 to the Registration Statement, 4,229 shares of Common Stock have been offered and sold under the Plan. No further shares of Common Stock will be offered under the Plan. Accordingly, 771 shares of Common Stock are hereby removed from registration.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of June, 2002.

                                       ALLEGHANY CORPORATION


                                       By:     /s/ John J. Burns, Jr.
                                               --------------------------------
                                               John J. Burns, Jr.
                                               President



                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:                                      By:
                                              -------------------------
                                                     Rex D. Adams
                                                       Director


Date:    June 24, 2002                     By:  /s/ John J. Burns, Jr.
                                              -------------------------
                                                    John J. Burns, Jr.
                                                  President and Director
                                              (principal executive officer)


Date:    June 24, 2002                     By:            *
                                              -------------------------
                                                 Dan R. Carmichael
                                                      Director


Date:    June 24, 2002                     By: /s/ David B. Cuming
                                              -------------------------
                                                     David B. Cuming
                                                  Senior Vice President
                                              (principal financial officer)


Date:    June 24, 2002                     By:            *
                                              -------------------------
                                                   Thomas S. Johnson
                                                      Director

Date:    June 24, 2002                     By:             *
                                              -------------------------------
                                                   Allan P. Kirby, Jr.
                                                       Director


Date:    June 24, 2002                     By:             *
                                              -------------------------------
                                                         F.M. Kirby
                                             Chairman of the Board and Director


Date:    June 24, 2002                     By:             *
                                              -------------------------------
                                                    William K. Lavin
                                                        Director


Date:    June 24, 2002                     By:             *
                                              -------------------------------
                                                       Roger Noall
                                                        Director


Date:    June 24, 2002                     By:  /s/ Peter R. Sismondo
                                              -------------------------------
                                                      Peter R. Sismondo
                                                 Vice President, Controller,
                                              Treasurer and Assistant Secretary
                                                (principal accounting officer)


Date:    June 24, 2002                     By:             *
                                              ---------------------------------
                                                     James F. Will
                                                       Director


                           *By:/s/ John J. Burns, Jr.
                               ----------------------
                               John J. Burns, Jr.
                                Attorney-in-Fact